Draft--February 20, 1996


                          LORD ABBETT SECURITIES TRUST
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                                  AMENDMENT TO
                              DECLARATION OF TRUST
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     The undersigned, being at least a majority of the Trustees of Lord Abbett
Securities Trust, a Delaware business trust (the "Trust"), organized pursuant to a Declaration of Trust dated February 26, 1993 (the "Declaration"), do hereby establish, pursuant to Section 5.3 of the Declaration, a new class of shares for the Series of the Trust previously designated the Lord Abbett Growth & Income Trust, to be designated the Class A shares of such Series. The initial class of shares of such Series shall be designated the Class C shares of such Series.
Any variations between such classes as to purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, and conditions under which such classes shall have separate voting rights, shall be as set forth in the Declaration or as elsewhere determined by the Board of Trustees of the Trust.

     This instrument shall constitute an amendment to the Declaration.
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     IN WITNESS WHEREOF, the undersigned have executed this instrument this
     day of           , 1996.
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State of New York  )
                   )  ss.
Count of New York  )

     On              , 1996, there personally appeared before me the above-
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named [insert names of Trustees executing amendment] who severally acknowledged the foregoing instrument to be their free act and deed.

                                             Before me



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                                             Notary Public


My commission expires



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